Exhibit 99.1

United Online Reports First Quarter 2013 Results

  Filed an Initial Registration Statement on Form 10 for FTD Companies, Inc. as Further Progress Continues Toward Planned Spin Off
  Consolidated Revenues Increase 2% Year Over Year to $247.4 Million
  Consolidated Operating Income of $16.0 Million and Consolidated Adjusted OIBDA of $33.1 Million
  FTD Segment Revenues and Segment Adjusted OIBDA Reach Highest Levels Since Acquisition in 2008

WOODLAND HILLS, Calif.--(BUSINESS WIRE)--April 30, 2013--United Online, Inc. (Nasdaq: UNTD), a leading provider of consumer products and services over the Internet, today reported financial results for its first quarter ended March 31, 2013.

“Today, FTD Companies, Inc. filed an initial registration statement on Form 10 with the SEC in connection with United Online’s previously announced plan to spin off the FTD business,” said Mark R. Goldston, Chairman, President and Chief Executive Officer. “We continue to be on track to complete FTD’s tax-free spin off as an independent, publicly-traded company by the end of the third quarter of 2013.”

“Today, I also am announcing that I will be leaving the company at the completion of the FTD spin off,” Goldston said. “At that point, our stockholders will own shares in two publicly-traded companies: FTD Companies and United Online, with the former consisting of FTD and Interflora and the latter consisting of what today are the Communications and Content & Media segments. After more than 14 years as Chairman and CEO of United Online and its predecessor, NetZero, a raw startup that I joined back in March 1999, we have built an outstanding company that has generated in excess of $1.6 billion of adjusted OIBDA since 2002, distributed $359 million in cash dividends to stockholders and amassed a registered member base exceeding 100 million people around the world with our portfolio of outstanding brands. Given the very talented and experienced senior management teams we have at United Online and FTD Companies and my extreme confidence in the Presidents of the various business units, I feel that when the tax-free spin off of FTD Companies is completed, it would be the appropriate time for me to move on and pursue career opportunities outside of United Online. After the spin off, Rob Apatoff, the current FTD President, will become President and CEO of FTD Companies. In connection with the spin off of FTD, the United Online Board of Directors will conduct a search for a new CEO of United Online.”

“First quarter 2013 consolidated revenues increased 2% year over year and were near the high end of our guidance range, while adjusted OIBDA was above our guidance range,” said Neil P. Edwards, Executive Vice President and Chief Financial Officer.

“FTD segment revenues and segment adjusted OIBDA reached their highest levels since FTD was acquired by United Online in August 2008. FTD segment revenues and segment adjusted OIBDA increased 8% and 9%, respectively, compared to the year-ago period. Consumer orders increased 10% compared to the year-ago period, including orders from the Flying Flowers and Flowers Direct businesses acquired in April 2012,” said Goldston.

“In our Content & Media segment, pay accounts declined by 78,000 during the quarter, our lowest decline in pay accounts since the second quarter of 2010. The quarterly net decrease in segment pay accounts has now improved for five consecutive quarters. We have seen a significant increase in the number of photos, completed profiles and other user-generated content on our Classmates website, which has resulted in higher levels of user engagement, improved email response rates, better conversion from free to pay, and an overall reduction in churn. This improvement in user engagement began during the second half of 2012 and has continued throughout Q1 2013,” said Goldston.

“In our Communications segment, NetZero 4G mobile broadband accounts grew 28% from 32,000 at December 31, 2012 to 41,000 at March 31, 2013, and have provided us with an opportunity to expand the NetZero brand name into a major growth market,” added Goldston. “The continued operation of the dial-up business combined with the exciting new growth potential of our NetZero 4G mobile broadband business present an opportunity for the Communications segment to pursue a revenue growth strategy for the first time in many years.”

Summary Results for First Quarter Ended March 31, 2013:

The following table summarizes key financial results for the first quarter ended March 31, 2013:

	(in millions, except per share amounts and percentages)
Financial Highlights	Q1 2013	Q1 2012	% Change
FTD revenues	$190.3	$176.4	8%
Content & Media revenues	32.8	39.4	(17%)
Communications revenues	24.6	26.8	(8%)
Intersegment eliminations	(0.4)	(0.4)	(1%)
Consolidated revenues	$247.4	$242.3	2%

GAAP operating income	$16.0	$21.2	(25%)

Adjusted OIBDA(1)	$33.1	$39.1	(15%)

GAAP net income attributable to common stockholders	$7.9	$11.2	(29%)
GAAP diluted net income per common share	$0.09	$0.12	(25%)

Adjusted net income attributable to common stockholders(2)	$15.0	$19.1	(22%)
Adjusted diluted net income per common share(2)	$0.16	$0.21	(24%)

  Consolidated revenues were $247.4 million, a 2% increase compared to the year-ago quarter.
  GAAP operating income was $16.0 million compared to GAAP operating income of $21.2 million in the year-ago quarter.
  Consolidated adjusted OIBDA(1) was $33.1 million, a decrease of 15% versus the year-ago quarter.
  Interest expense was $3.2 million, a decrease of 8% compared to the year-ago quarter.
  The effective income tax rate was 39%, versus 37% in the year-ago quarter.
  GAAP diluted net income per common share was $0.09 versus $0.12 in the year-ago quarter.
  Adjusted diluted net income per common share(2) was $0.16 versus $0.21 in the year-ago quarter.

Cash Flows, Balance Sheet and Dividend Highlights:

  Cash flows from operating activities and free cash flow(3) for the quarter ended March 31, 2013 were $15.1 million and $12.8 million, respectively, decreases of 10% and 17%, respectively, compared to the year-ago quarter.
  Cash and cash equivalents at March 31, 2013 were $132.3 million, compared to $136.4 million at December 31, 2012.
  Net debt at March 31, 2013 was $111.8 million, compared to $107.6 million at December 31, 2012. The company defines net debt as total debt, net of discounts, less cash and cash equivalents.
  The company paid $9.4 million in cash dividends during the quarter.
  In April 2013, the company’s Board of Directors declared a quarterly cash dividend of $0.10 per share of common stock that is payable on May 31, 2013 to stockholders of record on May 14, 2013.

Segment Results for First Quarter Ended March 31, 2013:

FTD:

	(in millions, except percentages and metrics)
Financial Highlights	Q1 2013	Q1 2012	% Change
Products revenues	$153.2	$141.4	8%
Services revenues	37.1	35.0	6%
Segment revenues	$190.3	$176.4	8%

Segment income from operations	$26.7	$24.1	11%
Segment adjusted OIBDA(1)	$27.8	$25.5	9%
as a % of segment revenues(1)	14.6%	14.4%

Metrics Highlights	Q1 2013	Q1 2012	% Change
Consumer orders(4) (in thousands)	2,204	1,997	10%
Average order value(4)	$61.01	$62.91	(3%)

British Pound / U.S. Dollar exchange rate (average)	1.54	1.58	(3%)

  Segment revenues were $190.3 million, an increase of 8% versus the year-ago quarter. Excluding the unfavorable impact of foreign currency exchange rates, segment revenues increased 9% versus the year-ago quarter.
  Segment income from operations was $26.7 million, an increase of 11% versus the year-ago quarter.
  Segment adjusted OIBDA(1) was $27.8 million, an increase of 9% versus the year-ago quarter. Excluding the unfavorable impact of foreign currency exchange rates, segment adjusted OIBDA increased 10% versus the year-ago quarter.
  Consumer orders(4) were 2.2 million, an increase of 10% versus the year-ago quarter. Excluding consumer orders from the Flying Flowers and Flowers Direct businesses acquired in April 2012, consumer orders increased 5% compared to the year-ago quarter.
  Average order value(4) (“AOV”) was $61.01, a decrease of 3% compared to the year-ago quarter. Excluding the impact of foreign currency exchange rates and consumer orders from the Flying Flowers and Flowers Direct businesses acquired in April 2012, which have lower AOVs, AOV increased slightly compared to the year-ago quarter.

Content & Media:

	(in millions, except percentages and metrics)
Financial Highlights	Q1 2013	Q1 2012	% Change
Products revenues	$0.6	$0.9	(31%)
Services revenues	21.2	25.8	(18%)
Advertising revenues	11.0	12.8	(13%)
Segment revenues	$32.8	$39.4	(17%)

Segment income from operations	$5.8	$7.3	(21%)
Segment adjusted OIBDA(1)	$3.7	$7.9	(53%)
as a % of segment revenues(1)	11.3%	20.0%

Metrics Highlights	Q1 2013	Q1 2012	% Change
Segment pay accounts(5) (in thousands)	2,786	3,293	(15%)
Net quarterly decline in segment pay accounts(5) (in thousands)	(78)	(191)	59%
Segment active accounts(5) (in millions)	11.4	11.3	1%
ARPU(6)	$2.48	$2.54	(2%)

Euro / U.S. Dollar Exchange Rate (average)	1.32	1.31	(1%)

  Segment revenues were $32.8 million, a decrease of 17% versus the year-ago quarter.
  Segment income from operations was $5.8 million, compared to $7.3 million in the year-ago quarter.
  Segment adjusted OIBDA was $3.7 million, a decrease of 53% versus the year-ago quarter.
  Segment pay accounts at March 31, 2013 were 2.8 million, a decrease of 15% versus March 31, 2012.
  Segment ARPU(6) was $2.48, a decline of 2% versus the year-ago quarter.

Communications:

	(in millions, except percentages and metrics)
Financial Highlights	Q1 2013	Q1 2012	% Change
Products revenues	$1.3	$0.3	325%
Services revenues	17.8	21.1	(15%)
Advertising revenues	5.5	5.4	3%
Segment revenues	$24.6	$26.8	(8%)

Segment income from operations	$6.6	$10.4	(36%)
Segment adjusted OIBDA(1)	$7.1	$11.0	(35%)
as a % of segment revenues(1)	28.8%	41.1%

Metrics Highlights	Q1 2013	Q1 2012	% Change
Segment pay accounts(5) (in thousands)	626	747	(16%)
ARPU(6)	$9.21	$8.99	2%

  Segment revenues were $24.6 million, a decrease of 8% versus the year-ago quarter.
  Segment income from operations was $6.6 million, a decrease of 36% versus the year-ago quarter.
  Segment adjusted OIBDA was $7.1 million, a decrease of 35% versus the year-ago quarter. The investment in the NetZero 4G mobile broadband business resulted in a negative adjusted OIBDA impact of $2.7 million during the first quarter of 2013, compared to $2.2 million in the year-ago period.
  Segment pay accounts at March 31, 2013 were 0.6 million, a decrease of 16% versus March 31, 2012.

Unallocated Corporate Expenses:

For the quarter ended March 31, 2013, the impact of unallocated corporate expenses on consolidated adjusted OIBDA was $5.6 million, a 6% increase compared to the year-ago quarter.

Business Outlook:

The following forward-looking information includes certain of the projections made by management as of the date of this press release. The company does not intend to revise or update this information, except as required by law, and may not provide this type of information in the future. Due to a variety of factors, actual results may differ significantly from those projected. Factors include, without limitation, the factors referenced later in this announcement under the caption “Cautionary Information Regarding Forward-Looking Statements.” These and other factors are discussed in more detail in the company’s filings with the Securities and Exchange Commission.

Second Quarter 2013 Guidance:

Second Quarter 2013 (in millions)	Guidance
Revenues	$222 - $230
Adjusted OIBDA(1)	$27.5 - $32.5

Second Quarter 2013 Supplemental Information (in millions)	Guidance
Net interest expense	$3.1
Shares used to calculate diluted net income per common share	92.6
Shares used to calculate adjusted diluted net income per common share(2)	92.8

The table below reconciles the company’s guidance for operating income, a GAAP measure, to adjusted OIBDA.

Second Quarter 2013 (in millions)	Guidance
Operating Income	$8.5 - $13.5
Depreciation	$6.0
Amortization of intangible assets	$8.2
Stock-based compensation	$3.3
Transaction-related costs	$1.5
Adjusted OIBDA(1)	$27.5 - $32.5

Investor Conference Call on April 30, 2013 at 5:00 pm ET (2:00 pm PT):

The company will host a conference call to discuss the results at 5:00 pm ET (2:00 pm PT) on Tuesday, April 30, 2013. The conference call dial-in number is 888-401-4668 for U.S. and Canadian participants and 719-325-2491 for participants outside the U.S. and Canada. The passcode is 6794878. Alternatively, a live webcast of the conference call, along with a presentation containing financial highlights for the first quarter ended March 31, 2013, can be accessed within the Investor Relations section of the company’s website at www.unitedonline.com.

The presentation and a replay of the broadcast will be available on the company’s website for seven days following the call. A replay of the broadcast will also be available for seven days following the call by dialing 888-203-1112 (or 719-457-0820 outside of the U.S. and Canada) and the replay passcode, 6794878.

Non-GAAP Measures:

In evaluating the company’s performance, management uses one or more of the following measures that are not determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”): adjusted OIBDA, adjusted net income, adjusted basic and diluted net income per common share, and free cash flow. These measures are adjusted to exclude certain non-cash expenses such as depreciation, amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets. In addition, these measures are adjusted to exclude the items discussed below because such items are either operating expenses which would not otherwise have been incurred by the company in the normal course of the company’s business operations or are not reflective of the company’s core results over time. These items may include recurring as well as non-recurring items. These adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. For example, certain restructuring and other exit costs may be considered recurring given the company’s ongoing efforts to be more cost effective and efficient, certain litigation or dispute settlement charges or gains may be viewed as recurring given that the company is continually involved in, and resolving, litigation, arbitration, investigations, disputes and similar matters, and certain transaction-related costs may be deemed recurring given the company's regular evaluation of potential transactions. Notwithstanding that certain charges, costs or gains may be considered recurring, in order to provide meaningful comparisons, the company believes that it is appropriate to adjust for such charges, costs or gains because they are not reflective of the company's core results and tend to vary based on timing, frequency and magnitude.

Restructuring and Other Exit Costs — Restructuring and other exit costs consist primarily of employee termination costs, facility closure and relocation costs, and contract termination costs.

Litigation or Dispute Settlement Charges or Gains — These charges or gains include estimated losses for which we have established a reserve, as well as actual settlements, judgments, fines, penalties, assessments or other resolutions against, or in favor of, the company related to litigation, arbitration, investigations, disputes or similar matters. Insurance recoveries received by the company related to such matters are also included in these adjustments.

Transaction-Related Costs — The company excludes certain expense items resulting from actual or potential transactions such as business combinations, mergers, acquisitions, dispositions, spin offs, financing transactions, and other strategic transactions, including, without limitation, (i) compensation expenses and (ii) expenses for advisors and representatives such as investment bankers, consultants, attorneys, and accounting firms. Transaction-related costs may also include, without limitation, transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees.

Definitions of Non-GAAP Measures:

(1) Adjusted operating income before depreciation and amortization (“adjusted OIBDA”) is defined by the company as operating income before depreciation; amortization; stock-based compensation; restructuring and other exit costs; litigation or dispute settlement charges or gains; transaction-related costs; and impairment of goodwill, intangible assets and long-lived assets. The company's definition of adjusted OIBDA has been modified from time to time. Management believes that because adjusted OIBDA excludes (i) certain non-cash expenses (such as depreciation, amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets) and (ii) expenses that are not reflective of the company’s core operating results over time (such as restructuring and other exit costs, litigation or dispute settlement charges or gains, and transaction-related costs), this measure provides investors with additional useful information to measure the company's financial performance, particularly with respect to changes in performance from period to period. Management uses adjusted OIBDA to measure the company’s performance. The company’s board of directors has used this measure as a basis in determining certain compensation incentives for certain members of the company's management. Adjusted OIBDA is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with the use of adjusted OIBDA is that it does not reflect the periodic costs of certain tangible and intangible assets used in generating revenues in the company's business. Management evaluates the costs of such tangible and intangible assets through other financial activities such as evaluations of capital expenditures and purchase accounting. An additional limitation associated with this measure is that it does not include stock-based compensation expenses related to the company’s workforce. Management compensates for this limitation by providing a summary of stock-based compensation expenses within the accompanying tables and in the footnotes accompanying its financial statements. A further limitation associated with the use of this measure is that it does not reflect the costs of restructuring and other exit costs, litigation or dispute settlement charges or gains, transaction-related costs, and the impairment of goodwill, intangible assets and long-lived assets. Management compensates for this limitation by providing supplemental information about such charges, gains and costs within its financial press releases and SEC filings, when applicable. An additional limitation associated with the use of this measure is that the term “adjusted OIBDA” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, operating income, directly ahead of adjusted OIBDA within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to operating income is provided in the accompanying tables. In addition, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring in nature and will be reflected in our financial results for the foreseeable future.

Adjusted OIBDA for each of the company's segments is defined by the company as segment income from operations, as set forth in the company’s Forms 10-K and Forms 10-Q, before stock-based compensation, restructuring and other exit costs, litigation or dispute settlement charges or gains, transaction-related costs and the impairment of goodwill, intangible assets and long-lived assets. The company’s definition of adjusted OIBDA for each of the company’s segments has been modified from time to time. Management believes that because segment adjusted OIBDA and segment adjusted OIBDA as a percentage of segment revenues exclude (i) certain non-cash expenses (such as stock-based compensation, and the impairment of goodwill, intangible assets and long-lived assets); and (ii) expenses that are not reflective of the segment's core operating results over time (such as restructuring and other exit costs, litigation or dispute settlement charges or gains, and transaction-related costs), these measures provide investors with additional useful information to evaluate the company’s segment financial performance, particularly with respect to changes in performance from period to period. Segment adjusted OIBDA and segment adjusted OIBDA as a percentage of segment revenues are not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with these measures is that they do not include stock-based compensation expenses related to the company’s workforce. Management compensates for this limitation by providing a summary of stock-based compensation expenses within the accompanying tables and in the footnotes accompanying its financial statements. A further limitation associated with the use of these measures is that they do not reflect the costs of restructuring and other exit costs, litigation or dispute settlement charges or gains, transaction-related costs and impairment charges related to an operating segment. Management compensates for this limitation by providing supplemental information about such charges, gains and costs by segment within its financial press releases and SEC filings, when applicable. A reconciliation to segment income from operations, its most comparable GAAP measure, is provided in the accompanying tables.

(2) Adjusted net income is defined by the company as net income before the after-tax effect of: stock-based compensation; amortization of intangible assets; impairment of goodwill, intangible assets and long-lived assets; restructuring and other exit costs; litigation or dispute settlement charges or gains; transaction-related costs; and the re-measurement of certain deferred tax assets. Adjusted diluted net income per common share includes the adjustment for shares resulting from the elimination of stock-based compensation. Management believes that adjusted net income and adjusted diluted net income per common share provide investors with additional useful information to measure the company’s financial performance, particularly with respect to changes in performance from period to period, because these measures are exclusive of (i) certain non-cash expenses (such as stock-based compensation, amortization of intangible assets, and the impairment of goodwill, intangible assets and long-lived assets) and (ii) expenses that are not reflective of the company’s core results over time (such as restructuring and other exit costs, litigation or dispute settlement charges or gains, and transaction-related costs). Management also uses adjusted net income and adjusted diluted net income per common share for this purpose. Adjusted net income and adjusted diluted net income per common share are not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. The limitations of adjusted net income and adjusted diluted net income per common share are that, similar to adjusted OIBDA, they do not include certain costs, and the terms “adjusted net income” and “adjusted diluted net income per common share” do not have standardized meanings. Therefore, other companies may use the same or similarly named measures but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measures, net income and diluted net income per common share, directly ahead of adjusted net income and adjusted diluted net income per common share within its financial press releases and by providing a reconciliation of adjusted net income that shows and describes the adjustments made. A reconciliation of adjusted net income to net income, its most comparable GAAP measure, is provided in the accompanying tables.

(3) Free cash flow is defined by the company as net cash provided by operating activities, less capital expenditures and cash received for litigation or dispute settlement gains, and plus the excess tax benefits from equity awards, cash paid for restructuring and other exit costs, cash paid for litigation or dispute settlement charges, and cash paid for transaction-related costs. Management believes that free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the company’s operating cash flows after investing in capital assets and prior to cash paid for restructuring and other exit costs, cash paid or received for litigation or dispute settlement charges or gains, and cash paid for transaction-related costs. It also fully reflects the tax benefits realized by the company from stock-based compensation. This measure is used by management, and may also be useful for investors, to assess the company’s ability to pay its quarterly dividend, repay debt obligations, generate cash flow for a variety of strategic opportunities, including reinvestment in the business, and effect potential acquisitions and share repurchases. Free cash flow is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, measures determined in accordance with GAAP. A limitation of free cash flow is that it does not represent the total increase or decrease in cash during the period. An additional limitation associated with the use of this measure is that the term “free cash flow” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, net cash provided by operating activities, directly ahead of free cash flow within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to net cash provided by operating activities is provided in the accompanying tables.

(4) Consumer orders are orders delivered during the period that originated in the U.S. and Canada, primarily from the www.ftd.com website and the 1-800-SEND-FTD telephone number, and in the U.K. and the Republic of Ireland, primarily from the www.interflora.co.uk website and various telephone numbers. The number of consumer orders is not adjusted for non-delivered orders that are refunded after the scheduled delivery date. Orders originating with a florist or other retail location for delivery to consumers are not included.

Average order value represents the average U.S. Dollar amount received for consumer orders delivered during a period. For orders placed outside the U.S. (principally in the U.K. and the Republic of Ireland), this average U.S. Dollar amount is determined after translating the local currency amounts received into U.S. Dollars. Average order value includes merchandise revenues and shipping, handling and service fees paid by the consumer, less discounts and refunds (net of refund-related fees charged to floral network members).

(5) A pay account is defined as a member who has paid for a subscription to a Content & Media or Communications service, and whose subscription has not terminated or expired. A subscription provides the member with access to our service for a specific term (for example, a month or a year) and may be renewed upon the expiration of each term. One-time purchases of our services are not considered subscriptions and thus, are not included in the pay accounts metric. A pay account does not equate to a unique subscriber since one subscriber could have several pay accounts. In addition, at any point in time, our pay account base includes a number of accounts receiving a free period of service as either a promotion or retention tool, such as the subscribers receiving our free NetZero 4G mobile broadband service, and a number of accounts that have notified us that they are terminating their service but whose service remains in effect.

Content & Media segment active accounts are defined as the sum of all pay accounts as of the date presented; the monthly average for the period of all free accounts who have visited our domestic or international online nostalgia websites (excluding schoolFeed and The Names Database) at least once during the period; and the monthly average for the period of all online loyalty marketing members who have earned or redeemed points during such period. Communications segment active accounts include all Communications segment pay accounts as of the date presented combined with the number of free dial-up Internet access and email accounts that logged on to our services at least once during the preceding 31 days.

(6) ARPU is calculated by dividing services revenues generated from the pay accounts of our Content & Media or Communications segment, as applicable, for a period (after translation into U.S. Dollars) by the average number of segment pay accounts for that period, divided by the number of months in that period.

(7) Our average monthly churn rate is calculated as the total number of pay accounts that terminated or expired in a period divided by the average number of pay accounts for that period, divided by the number of months in that period. Our average monthly churn percentage may fluctuate from period to period due to our mix of subscription terms, which affects the timing of subscription expirations, and other factors. We make certain normalizing adjustments to the calculation of our churn percentage for periods in which we add a significant number of pay accounts due to acquisitions. For our Communications segment pay accounts, we do not include in our churn calculation accounts canceled during the first 30 days of service, other than dial-up accounts that have upgraded from free accounts. A number of such accounts nevertheless will be included in our account totals at any given measurement date. Subscribers who cancel one pay service but subscribe to another pay service are not necessarily considered to have canceled a pay account depending on the services and, as such, our segment churn rates are not necessarily indicative of the percentage of subscribers canceling any particular service.

About United Online®:

United Online, Inc. (Nasdaq: UNTD), through its operating subsidiaries, is a leading provider of consumer products and services over the Internet, where their respective brands have attracted a large online audience that includes more than 100 million registered accounts worldwide. The company's FTD segment provides floral-related products and services (FTD, Interflora, Flying Flowers, and Flowers Direct) for consumers and retail florists, as well as other retail locations offering floral and related products and services. The company's Content & Media segment provides online nostalgia products and services (Classmates, schoolFeed and StayFriends) and online loyalty marketing (MyPoints). Its primary Communications segment service is Internet access (NetZero and Juno), including 4G mobile broadband (NetZero Wireless).

Cautionary Information Regarding Forward-Looking Statements:

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about our operations, industry, financial condition, performance, results of operations, and liquidity. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements about the proposed spin off of the FTD segment; proposed changes to senior management; future financial performance; revenues; operating expenses; operating income; capital expenditures; depreciation and amortization; stock-based compensation; and transaction-related costs. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, among others: the effects of the proposed spin off or other transactions on our businesses; the effect of competition; risks associated with the integration or commercialization of new businesses, products, services, applications or features or the success of new business models; the severity and duration of current economic conditions; the company’s inability to maintain or increase the number of free and pay accounts, visitors to its websites, and members of the floral network; risks associated with litigation and governmental regulations or investigations, including reviews of business practices such as marketing, billing, renewal, and post-transaction sales practices; problems associated with the company’s operations, systems or technologies; changes in marketing conditions and laws; the company’s inability to maintain or increase its advertising revenues; potential write down, reserve against or impairment of assets including receivables, goodwill, intangible assets or other assets; the company’s inability to enforce or defend its ownership and use of intellectual property; financial market risk resulting from fluctuations in foreign currency exchange rates, particularly the British Pound and Euro; changes in stock-based compensation due to future equity issuances or other reasons; changes in amortization or depreciation due to a variety of factors; changes in the floral industry; the company’s inability to retain key customers, vendors and personnel; changes in tax laws, the company’s business or other factors that would impact anticipated tax benefits or the tax treatment of the proposed spin-off transaction; the impact of, and restrictions associated with, the company’s indebtedness; as well as the risk factors disclosed in the company’s filings with the Securities and Exchange Commission (www.sec.gov), including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as the date hereof. Any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. Reported results should not be considered an indication of future performance. Except as required by law, the company undertakes no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Quarter Ended March 31,
	2013	2012
Revenues:
Products (b)	$155,087	$142,599
Services (b)	92,297	99,693
Total revenues	247,384	242,292
Operating expenses:
Cost of revenues-products (a)	119,191	109,008
Cost of revenues-services (a)	22,366	22,183
Sales and marketing(a)	45,961	46,759
Technology and development(a)	12,424	11,586
General and administrative(a)	26,562	24,287
Amortization of intangible assets	7,747	7,309
Acquisition-related contingent consideration	(5,149)	-
Restructuring and other exit costs	2,289	(71)
Total operating expenses	231,391	221,061

Operating income	15,993	21,231

Interest income	153	238
Interest expense	(3,192)	(3,458)
Other income, net	367	204

Income before income taxes	13,321	18,215
Provision for income taxes	5,166	6,712
Net income	$8,155	$11,503
Income allocated to participating securities	(235)	(335)
Net income attributable to common stockholders	$7,920	$11,168

Basic net income per common share	$0.09	$0.12
Shares used to calculate basic net income per common share	91,579	89,794
Diluted net income per common share	$0.09	$0.12
Shares used to calculate diluted net income per common share	91,812	89,894

Shares outstanding at end of period	92,085	90,156

(a) Stock-based compensation was allocated as follows:
Cost of revenues-products	$10	$8
Cost of revenues-services	41	94
Sales and marketing	635	583
Technology and development	366	498
General and administrative	1,994	2,271
Total stock-based compensation	$3,046	$3,454

(b) The company identified an immaterial error related to the elimination of intercompany revenues within its FTD segment, whereby intercompany revenues were being eliminated in consolidation from services revenues instead of products revenues. Reported revenues, both consolidated and for the FTD segment, were correct in total; however, the error resulted in an overstatement of products revenues and an understatement of services revenues. The company has determined to revise, in this earnings release and future earnings releases, its previously reported products revenues and services revenues reported in the company’s consolidated statements of operations, as well as within the company’s segment information.

UNITED ONLINE, INC.
Unaudited Reconciliation of Operating Income to Adjusted OIBDA(1)
(in thousands)

	Quarter Ended March 31,
	2013	2012

Operating income	$15,993	$21,231
Depreciation	6,145	6,475
Amortization of intangible assets	8,860	7,744
Operating income before depreciation and amortization	30,998	35,450
Stock-based compensation	3,046	3,454
Restructuring and other exit costs	2,289	(71)
Litigation or dispute settlement charges	195	-
Transaction-related costs	(3,456)	298
Adjusted OIBDA	$33,072	$39,131

UNITED ONLINE, INC.
Unaudited Reconciliation of Segment Income from Operations to Segment Adjusted OIBDA(1)
(in thousands)

	Quarter Ended March 31,
	2013	2012

FTD:
Segment income from operations	$26,737	$24,080
Stock-based compensation	896	1,106
Litigation or dispute settlement charges	195	-
Transaction-related costs	-	298
Segment adjusted OIBDA	$27,828	$25,484

Content & Media:
Segment income from operations	$5,794	$7,311
Stock-based compensation	768	648
Restructuring and other exit costs	2,289	(63)
Transaction-related costs	(5,128)	-
Segment adjusted OIBDA	$3,723	$7,896

Communications:
Segment income from operations	$6,630	$10,365
Stock-based compensation	470	648
Restructuring and other exit costs	-	(8)
Segment adjusted OIBDA	$7,100	$11,005

Unallocated corporate expenses	$(5,579)	$(5,254)

Consolidated adjusted OIBDA	$33,072	$39,131

UNITED ONLINE, INC.
Unaudited Reconciliation of Net Income to Adjusted Net Income(2)
(in thousands, except per share amounts)

	Quarter Ended March 31,
	2013	2012

Net income	$8,155	$11,503
Income allocated to participating securities	(235)	(335)
Net income attributable to common stockholders	7,920	11,168

Adjustments:
Stock-based compensation	3,046	3,454
Amortization of intangible assets	8,860	7,744
Restructuring and other exit costs	2,289	(71)
Litigation or dispute settlement charges	195	-
Transaction-related costs	(3,456)	298
	18,854	22,593

Income tax effect of adjusting entries	(3,894)	(3,456)
Adjusted net income attributable to common stockholders	$14,960	$19,137

GAAP net income per common share:
Basic net income per common share	$0.09	$0.12
Shares used to calculate basic net income per common share	91,579	89,794
Diluted net income per common share	$0.09	$0.12
Shares used to calculate diluted net income per common share	91,812	89,894

Adjusted net income per common share:
Adjusted basic net income per common share	$0.16	$0.21
Shares used to calculate adjusted basic net income per common share	91,579	89,794
Adjusted diluted net income per common share	$0.16	$0.21
Shares used to calculate adjusted diluted net income per common share	92,029	90,101

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2013	December 31, 2012

ASSETS
Cash and cash equivalents	$132,268	$136,444
Accounts receivable, net	42,248	43,721
Inventories, net	12,071	16,116
Deferred tax assets, net	12,037	12,279
Property and equipment, net	54,817	57,877
Goodwill and intangible assets, net	647,359	668,479
Other assets	25,635	28,068
Total assets	$926,435	$962,984

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$68,181	$80,543
Accrued liabilities	41,989	45,137
Member redemption liability	21,851	22,575
Deferred revenue	50,145	49,581
Debt, net of discounts	244,092	244,000
Deferred tax liabilities, net	29,230	31,896
Other liabilities	9,327	14,485
Total liabilities	464,815	488,217

Stockholders' equity	461,620	474,767

Total liabilities and stockholders' equity	$926,435	$962,984

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Quarter Ended March 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$8,155	$11,503
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and stock-based compensation	18,051	17,673
Provision for doubtful accounts receivable	569	729
Acquisition-related contingent consideration	(5,149)	-
Accretion of discounts and amortization of debt issue costs	188	202
Deferred taxes and other, net	(1,992)	(1,224)
Tax benefits (shortfalls) from equity awards	206	(274)
Excess tax benefits from equity awards	(213)	(13)
Change in operating assets and liabilities (excluding the effects of acquisitions):
Accounts receivable, net	580	3,077
Inventories, net	3,996	(1,614)
Other assets	2,297	6,283
Accounts payable and accrued liabilities	(11,440)	(18,773)
Member redemption liability	(725)	(501)
Deferred revenue	1,105	(286)
Other liabilities	(481)	93
Net cash provided by operating activities	15,147	16,875

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(5,312)	(4,212)
Purchases of rights, content and intellectual property	(287)	(519)
Purchases of investments	(11)	(18)
Proceeds from sales of investments	56	89
Net cash used for investing activities	(5,554)	(4,660)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on term loan	-	(663)
Proceeds from exercises of stock options	-	4
Repurchases of common stock	(3,272)	(2,082)
Dividends and dividend equivalents paid on outstanding shares and restricted stock units	(9,438)	(9,250)
Excess tax benefits from equity awards	213	13
Net cash used for financing activities	(12,497)	(11,978)

Effect of foreign currency exchange rate changes on cash and cash equivalents	(1,272)	1,318

Change in cash and cash equivalents	(4,176)	1,555
Cash and cash equivalents, beginning of period	136,444	136,105
Cash and cash equivalents, end of period	$132,268	$137,660

UNITED ONLINE, INC.
Unaudited Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow(3)
(in thousands)

	Quarter Ended March 31,
	2013	2012
Net cash provided by operating activities	$15,147	$16,875
Adjustments:
Capital expenditures	(5,312)	(4,212)
Excess tax benefits from equity awards	213	13
Cash paid for restructuring and other exit costs	1,289	2,570
Cash paid for litigation or dispute settlement charges	571	102
Cash paid for transaction-related costs	891	5
Free cash flow	$12,799	$15,353

UNITED ONLINE, INC.
Unaudited Segment Information
(in thousands)

	Quarter Ended March 31,
	2012	2011
FTD
Revenues:
Products (a)	$153,202	$141,402
Services (a)	37,081	35,045
Total revenues	190,283	176,447

Operating expenses:
Cost of revenues	122,250	113,255
Sales and marketing	30,287	28,739
Technology and development	3,833	3,706
General and administrative	9,422	9,182
Amortization of intangible assets	6,407	6,278
Total operating expenses	172,199	161,160

Operating income	18,084	15,287

Depreciation	2,246	2,515
Amortization of intangible assets	6,407	6,278
Segment income from operations	26,737	24,080
Stock-based compensation	896	1,106
Litigation or dispute settlement charges	195	-
Transaction-related costs	-	298
Segment adjusted OIBDA	$27,828	$25,484

Content & Media
Revenues:
Products	$624	$900
Services	21,161	25,786
Advertising and other	11,041	12,759
Total revenues	32,826	39,445

Operating expenses:
Cost of revenues	10,499	10,090
Sales and marketing	11,390	14,342
Technology and development	6,081	5,198
General and administrative	5,891	5,653
Amortization of intangible assets	1,340	1,031
Acquisition-related contingent consideration	(5,149)	-
Restructuring and other exit costs	2,289	(63)
Total operating expenses	32,341	36,251

Operating income	485	3,194

Depreciation	2,856	2,651
Amortization of intangible assets	2,453	1,466
Segment income from operations	5,794	7,311
Stock-based compensation	768	648
Restructuring and other exit costs	2,289	(63)
Transaction-related costs	(5,128)	-
Segment adjusted OIBDA	$3,723	$7,896

Communications
Revenues:
Products	$1,261	$297
Services	17,834	21,068
Advertising	5,545	5,395
Total revenues	24,640	26,760

Operating expenses:
Cost of revenues	8,890	7,972
Sales and marketing	4,567	3,912
Technology and development	2,510	2,682
General and administrative	3,028	3,084
Restructuring and other exit costs	-	(8)
Total operating expenses	18,995	17,642

Operating income	5,645	9,118

Depreciation	985	1,247
Segment income from operations	6,630	10,365
Stock-based compensation	470	648
Restructuring and other exit costs	-	(8)
Segment adjusted OIBDA	$7,100	$11,005

Total segment adjusted OIBDA	$38,651	$44,385

Reconciliation of segment revenues to consolidated revenues:
FTD	$190,283	$176,447
Content & Media	32,826	39,445
Communications	24,640	26,760
Intersegment eliminations	(365)	(360)
Consolidated revenues	$247,384	$242,292

Reconciliation of segment operating expenses to consolidated operating expenses:
FTD	$172,199	$161,160
Content & Media	32,341	36,251
Communications	18,995	17,642
Unallocated corporate expenses	8,221	6,368
Intersegment eliminations	(365)	(360)
Consolidated operating expenses	$231,391	$221,061

Reconciliation of segment income from operations to consolidated operating income:
FTD	$26,737	$24,080
Content & Media	5,794	7,311
Communications	6,630	10,365
Total segment income from operations	39,161	41,756
Depreciation	(6,145)	(6,475)
Amortization of intangible assets	(8,860)	(7,744)
Unallocated corporate expenses, excluding depreciation	(8,163)	(6,306)
Consolidated operating income	$15,993	$21,231

Reconciliation of segment adjusted OIBDA to consolidated adjusted OIBDA:
FTD adjusted OIBDA	$27,828	$25,484
Content & Media adjusted OIBDA	3,723	7,896
Communications adjusted OIBDA	7,100	11,005
Total segment adjusted OIBDA	38,651	44,385
Unallocated corporate expenses	(5,579)	(5,254)
Consolidated adjusted OIBDA	$33,072	$39,131

(a) The company identified an immaterial error related to the elimination of intercompany revenues within its FTD segment, whereby intercompany revenues were being eliminated in consolidation from services revenues instead of products revenues. Reported revenues, both consolidated and for the FTD segment, were correct in total; however, the error resulted in an overstatement of products revenues and an understatement of services revenues. The company has determined to revise, in this earnings release and future earnings releases, its previously reported products revenues and services revenues reported in the company’s consolidated statements of operations, as well as within the company’s segment information.

UNITED ONLINE, INC.
Unaudited Selected Quarterly Historical Key Metrics (a)

	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012

Consolidated:
Revenues (in thousands)	$247,384	$218,983	$177,751	$231,857	$242,292

FTD:
Segment revenues (in thousands)	$190,283	$153,178	$116,362	$167,527	$176,447
% of consolidated revenues	77%	70%	65%	72%	73%

Consumer orders(4) (in thousands)	2,204	1,787	1,239	1,997	1,997
Average order value(4)	$61.01	$60.13	$61.06	$60.75	$62.91
Average foreign currency exchange rate: GBP to USD	1.54	1.61	1.58	1.58	1.58

Content & Media:
Segment revenues (in thousands)	$32,826	$39,509	$36,556	$37,986	$39,445
% of consolidated revenues	13%	18%	21%	16%	16%

Pay accounts(5) (in thousands)	2,786	2,864	2,987	3,120	3,293
Segment churn(7)	3.3%	3.5%	3.4%	3.6%	3.9%
ARPU(6)	$2.48	$2.52	$2.50	$2.50	$2.54
Segment active accounts(5) (in millions)	11.4	11.5	10.9	10.3	11.3
Currency exchange rate: EUR to USD	1.32	1.30	1.25	1.28	1.31

Communications:
Segment revenues (in thousands)	$24,640	$26,669	$25,203	$26,810	$26,760
% of consolidated revenues	10%	12%	14%	12%	11%

Pay accounts(5) (in thousands):
Access	404	421	440	467	498
Other	222	229	235	242	249
Total Communications pay accounts	626	650	675	709	747

Segment churn(7)	3.0%	2.9%	3.1%	3.2%	3.4%
ARPU(6)	$9.21	$9.05	$8.97	$8.97	$8.99
Segment active accounts(5) (in millions)	1.3	1.3	1.4	1.4	1.5

(a) More information on the financial results for these quarters can be found in the company's filings with the Securities and Exchange Commission.

CONTACT:
United Online, Inc.
Investors:
David Bigelow, 818-287-3560
dbigelow@corp.untd.com
or
Press:
Scott Matulis, 818-287-3388
pr@untd.com